EXHIBIT 31.4

CAPITAL SENIOR LIVING CORPORATION

CERTIFICATIONS

I, Carey P. Hendrickson, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Capital Senior Living Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ CAREY P. HENDRICKSON
Carey P. Hendrickson
Executive Vice President and
Chief Financial Officer
April 28, 2020